Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
FEBRUARY 13, 2014 AT 8:00 AM	Robert Jordheim
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Executive Director, Global Corporate and Marketing Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL™ ANNOUNCES 2013 FOURTH QUARTER, FULL YEAR RESULTS, 2014 FINANCIAL GUIDANCE

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (Feb. 13, 2014) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the fourth quarter and full year of 2013 as follows:

Quarterly Highlights:

•	Achieved quarterly revenues of $60.5 million, exceeding revenue guidance of $59 to $60 million.

•	Announced successful outcome to Food and Drug Administration (FDA) inspection of Alachua, Fla. facility on Oct. 29, 2013.

•	Announced agreement with Yankee Alliance, a group purchasing organization, for RTI’s complete line of surgical specialties implants.

2013 Full Year Highlights:

•	Completed the acquisition of Pioneer Surgical Technology, Inc. (Pioneer) on July 16, 2013.

•	Received 510(k) clearance for the Fortiva™ porcine dermis implant; launched a new direct distribution organization carrying a complete portfolio of biologic implants for surgical specialties.

•	Successfully completed the first human implantations of map3™ cellular allogeneic bone graft in both spine and foot and ankle procedures.

•	Launched the Tritium™ Sternal Cable Plating System for closing median sternotomies following open heart procedures.

•	Announced more than five million implants sterilized with zero incidence of implant-associated infection.

•	Broke ground on 42,000-square-foot Logistics and Technology Center in Alachua, Fla.

Fourth Quarter 2013

Worldwide revenues were $60.5 million for the fourth quarter of 2013 compared to revenues of $44.6 million for the fourth quarter of 2012. Domestic revenues were $54.4 million for the fourth quarter of 2013 compared to revenues of $40.1 million for the fourth quarter of 2012. International revenues were $6.1 million for the fourth quarter of 2013 compared to revenues of $4.5 million for the fourth quarter of 2012. On a constant currency basis, international revenues for the fourth quarter of 2013 increased 30 percent compared to the fourth quarter of 2012. Worldwide revenues for the fourth quarter of 2013 include $19.9 million from the Pioneer acquisition. If Pioneer revenues had been included for the fourth quarter for both 2012 and 2013, worldwide revenues would have decreased by 11 percent.

“We were pleased that revenues for the quarter came in modestly higher than projected,” said Brian K. Hutchison, president and chief executive officer. “During the quarter we saw a steady increase in average daily revenues for our direct spine and direct sports distribution, indicating that these businesses are starting to see a recovery. In the direct surgical specialties business we continued to gain traction, highlighted by a group purchasing agreement with Yankee Alliance. Also in the fourth quarter, we began distribution of map3 cellular allogeneic bone graft to targeted surgeons while building inventory.”

For the fourth quarter of 2013, the company reported a net loss applicable to common shares of $8.5 million and net loss per fully diluted common share of $0.15, based on 56.4 million fully diluted shares outstanding, compared to net income applicable to common shares of $2.3 million and net income per fully diluted common share of $0.04 for the fourth quarter of 2012, based on 56.3 million fully diluted shares outstanding. The quarter included a pre-tax restructuring charge of $2.9 million or $0.03 per fully diluted share related to severance payments and location closure following the Pioneer acquisition. On a non-GAAP basis, excluding acquisition related expenses, certain purchase accounting adjustments, integration expenses and the restructuring charge, the company reported a net loss applicable to common shares of $568,000 and a net loss per fully diluted common share of $0.01.

Full Year 2013

Worldwide revenues were $198 million for the full year of 2013 compared to revenues of $178.1 million for the full year 2012. Domestic revenues were $177.2 million for the full year of 2013 compared to revenues of $156.8 million for the full year 2012. International revenues were $20.8 million for the full year of 2013 compared to revenues of $21.3 million for the full year 2012. On a constant currency basis, international revenues for the full year 2013 decreased 5 percent compared to the full year 2012. Worldwide revenues for the full year 2013 include $36 million from the Pioneer acquisition for the period of July 16, 2013 to December 31, 2013. If the acquisition were effective January 1 for both 2012 and 2013, worldwide revenues would have decreased by 9 percent.

For the full year 2013, the company reported a net loss applicable to common shares of $19.2 million and net loss per fully diluted common share of $0.34, based on 56.3 million fully diluted shares outstanding, compared to a net income applicable to common shares of $8.4 million and net income per fully diluted common share of $0.15, based on 56.1 million fully diluted shares outstanding for the full year 2012. On a non-GAAP basis, excluding acquisition related expenses, certain purchase accounting adjustments, integration expenses, a litigation settlement charge and the restructuring charge, the company reported breakeven results.

Fiscal 2014 and First Quarter Outlook

The company expects full year revenues for 2014 to be between $245 million and $250 million. Full year net (loss) income per fully diluted common share is expected to be in the range of $(0.01) to $0.01, based on 57 million fully diluted common shares outstanding. On a non-GAAP basis, excluding certain first quarter purchase accounting adjustments, the company expects net income per fully diluted common share to be in the range of $0.06 to $0.08.

For the first quarter of 2014, the company expects revenues to be between $58 million and $59 million, and net loss per fully diluted common share to be approximately $0.07, based on 56.8 million fully diluted shares outstanding. On a non-GAAP basis, excluding certain purchase accounting adjustments, the company expects breakeven results.

“Due to timing of orders in the commercial businesses we anticipate that first quarter revenue will be slightly down sequentially, but will then increase sequentially on a quarterly basis throughout the year,” said Hutchison. “In 2014, the company will focus on returning the direct sports and direct spine businesses to growth, gaining traction in our direct surgical specialties business, launching new products and generating manufacturing and operational efficiencies.”

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the fourth quarter and full year results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to advancing science, safety and innovation, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of Advamed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenues	$60,506	$44,607	$197,979	$178,113
Costs of processing and distribution	39,152	22,859	117,874	92,896

Gross profit	21,354	21,748	80,105	85,217

Expenses:
Marketing, general and administrative	26,080	15,209	81,635	58,376
Research and development	4,051	2,952	15,241	12,231
Asset abandonments	—	2	—	20
Litigation settlement	—	—	3,000	2,350
Restructuring charges	2,881	—	2,881	—
Acquisition expenses	167	—	6,004	—

Total operating expenses	33,179	18,163	108,761	72,977

Operating (loss) income	(11,825)	3,585	(28,656)	12,240

Total other (expense) income - net	(275)	66	(268)	204

(Loss) income before income tax benefit (provision)	(12,100)	3,651	(28,924)	12,444
Income tax benefit (provision)	4,323	(1,380)	11,110	(4,042)

Net (loss) income	(7,777)	2,271	(17,814)	8,402

Convertible preferred dividend	(750)	—	(1,375)	—

Net (loss) income applicable to common shares	$(8,527)	$2,271	$(19,189)	$8,402

Net (loss) income per common share - basic	$(0.15)	$0.04	$(0.34)	$0.15

Net (loss) income per common share - diluted	$(0.15)	$0.04	$(0.34)	$0.15

Weighted average shares outstanding - basic	56,387,396	55,968,910	56,258,624	55,861,957

Weighted average shares outstanding - diluted	56,387,396	56,268,839	56,258,624	56,068,795

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share

(In thousands except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2013		December 31, 2012
	Net Loss Applicable to Common Shares	Amount per Diluted Share	Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(8,527)	$(0.15)	$2,271	$0.04
Inventory purchase price adjustment, net of tax effect (1)	5,773	0.10	—	—
Restructuring charges, net of tax effect (2)	1,750	0.03	—	—
Acquisition expenses, net of tax effect (3)	152	0.00	—	—
Integration expenses, net of tax effect (4)	284	0.01	—	—

Adjusted	$(568)	$(0.01)	$2,271	$0.04

(1) Inventory purchase price adjustment, net of tax effect, as follows:
Inventory purchase price adjustment	$9,504
Tax effect on inventory purchase price adjustment	(3,731)

Inventory purchase price adjustment, net of tax effect	$5,773

(2) Restructuring charges, net of tax effect, as follows:
Restructuring Charges	$2,881
Tax effect on restructuring changes	(1,131)

Restructuring charges, net of tax effect	$1,750

(3) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses	$167
Tax effect on acquisition expenses	(15)

Acquisition expenses, net of tax effect	$152

(4) Integration expenses, net of tax effect, as follows:
Integration expenses	$468
Tax effect on integration expenses	(184)

Integration expenses, net of tax effect	$284

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share

(In thousands except per share data)

(Unaudited)

	Twelve Months Ended
	December 31, 2013		December 31, 2012
	Net Loss Applicable to Common Shares	Amount per Diluted Share	Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(19,189)	$(0.34)	$8,402	$0.15
Inventory purchase price adjustment, net of tax effect (5)	9,949	0.18	—	—
Litigation settlement charge, net of tax effect (6)	1,822	0.03	1,444	0.03
Restructuring charges, net of tax effect (7)	1,750	0.03	—	—
Acquisition expenses, net of tax effect (8)	4,923	0.09	—	—
Integration expenses, net of tax effect (9)	671	0.01	—	—

Adjusted	$(74)	$(0.00)	$9,846	$0.18

(5) Inventory purchase price adjustment, net of tax effect, as follows:
Inventory purchase price adjustment	$16,379
Tax effect on inventory purchase price adjustment	(6,430)

Inventory purchase price adjustment, net of tax effect	$9,949

(6) Litigation settlement charge, net of tax effect, as follows:
Litigation settlement charge	$3,000		$2,350
Tax effect on litigation settlement charge	(1,178)		(906)

Litigation settlement charge, net of tax effect	$1,822		$1,444

(7) Restructuring charges, net of tax effect, as follows:
Restructuring Charges	$2,881
Tax effect on restructuring changes	(1,131)

Restructuring charges, net of tax effect	$1,750

(8) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses	$6,004
Tax effect on acquisition expenses	(1,081)

Acquisition expenses, net of tax effect	$4,923

(9) Integration expenses, net of tax effect, as follows:
Integration expenses	$1,105
Tax effect on integration expenses	(434)

Integration expenses, net of tax effect	$671

Use of Non-GAAP Financial Measures

To supplement RTI Surgical’s condensed consolidated financial statements presented on a GAAP basis, the company discloses certain non-GAAP financial measures that exclude certain amounts, including non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliation above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and twelve month period ended December 31, 2013 as well as the reasons for excluding the individual item:

2013 Inventory purchase price adjustment – This adjustment represents the purchase price effects of acquired Pioneer inventory that was sold from the date of acquisition through December 31, 2013 and which has been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Restructuring charges– This adjustment represents a charge and relates to the severance of certain employees and an office closure as a result of the integration activities following the acquisition of Pioneer. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Acquisition expenses – This adjustment represents a charge and relates to certain costs associated with the acquisition of Pioneer. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Integration expenses – This adjustment represents a charge and relates to certain expenses associated with the integration of Pioneer. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2012 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the prior year periods to supplement a comparison to the Company’s current operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase price adjustment, acquisition expenses, integration expenses and litigation settlement charges. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

Fiscal 2014 and First Quarter Outlook

Full year net (loss) income per fully diluted common share is expected to be in the range of ($0.01) to $0.01, based on 57 million fully diluted shares outstanding. Excluding certain purchase accounting adjustments to be taken in the first quarter of 2014, full year net income per fully diluted common share is expected to be in the range of $0.06 to $0.08.

First quarter net loss per fully diluted common share is expected to be $0.07, based on 56.8 million fully diluted shares outstanding. Excluding certain purchase accounting adjustments, first quarter net income per fully diluted common share is expected to be $0.00.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net (Loss) Income Per Diluted Share to

Adjusted Non-GAAP Guidance Net Income Per Diluted Share

(Unaudited)

	Three Months Ended	Twelve Months Ended
	March 31, 2014	December 31, 2014
	$ Amount	$ Amount
	per Diluted	per Diluted
	Share	Share
GAAP Guidance net (loss) income per diluted share	$(0.07)	$(0.01) - 0.01
Inventory purchase price adjustment, net of tax effect	0.07	0.07

Adjusted non-GAAP guidance net income per diluted share	$0.00	$0.06 - 0.08

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(In thousands)

(Unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Spine	$18,414	$10,334	$57,334	$38,866
Sports medicine	10,894	12,624	42,594	51,197
Surgical specialties	7,107	6,761	27,666	30,897
Bone graft substitutes and general orthopedic	8,771	7,361	27,864	29,308
Dental	5,637	5,757	19,779	21,435
Ortho fixation	7,821	—	14,525	—
Other revenues	1,862	1,770	8,217	6,410

Total revenues	$60,506	$44,607	$197,979	$178,113

Domestic revenues	54,385	40,096	177,207	156,803
International revenues	6,121	4,511	20,772	21,310

Total revenues	$60,506	$44,607	$197,979	$178,113

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$18,721	$49,696
Accounts receivable - net	31,752	21,694
Inventories - net	106,126	76,509
Prepaid and other assets	30,330	18,673

Total current assets	186,929	166,572

Property, plant and equipment - net	74,738	49,644
Goodwill	54,887	2,062
Other assets - net	53,547	23,131

Total assets	$370,101	$241,409

Liabilities and Stockholders’ Equity
Accounts payable	$23,231	$11,949
Accrued expenses and other current liabilities	28,248	25,397
Current portion of long-term obligations	58	116

Total current liabilities	51,537	37,462

Deferred revenue	18,755	18,780
Long-term liabilities	82,219	1,175

Total liabilities	152,511	57,417

Preferred stock	49,537	—

Stockholders’ equity:
Common stock and additional paid-in capital	415,415	414,504
Accumulated other comprehensive loss	(812)	(1,776)
Accumulated deficit	(246,550)	(228,736)

Total stockholders’ equity	168,053	183,992

Total liabilities and stockholders’ equity	$370,101	$241,409

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	$(7,777)	$2,271	$(17,814)	$8,402
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,988	2,079	12,202	7,993
Stock-based compensation	567	504	2,220	2,078
Amortization of deferred revenue	(1,222)	(1,165)	(6,451)	(4,656)
Other items to reconcile to net cash provided by (used in) operating activities	11,725	(185)	5,254	6,986

Net cash provided by (used in) operating activities	7,281	3,504	(4,589)	20,803

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,857)	(4,245)	(15,011)	(11,089)
Patent and acquired intangible asset costs	(507)	(2,381)	(1,083)	(3,772)
Acquisition of Pioneer Surgical Technology	—	—	(126,307)	—
Acquisition of recovery agency assets	—	(3,000)	—	(3,000)
Other investing activities	—	—	—	49

Net cash used in investing activities	(4,364)	(9,626)	(142,401)	(17,812)

Cash flows from financing activities:
Proceeds from long-term obligations	—	—	68,250	—
Net proceeds from short-term obligations	638	—	638	—
Payment of debt issuance costs	(117)	—	(699)	—
Proceeds from preferred stock issuance	—	—	50,000	—
Payment of preferred stock issuance costs	—	—	(1,290)	—
Payment of preferred stock dividend	(625)	—	(625)	—
Payments on long-term obligations	(21)	(82)	(142)	(471)
Other financing activities	2	618	(206)	988

Net cash (used in) provided by financing activities	(123)	536	115,926	517

Effect of exchange rate changes on cash and cash equivalents	(208)	40	89	10

Net (decrease) increase in cash and cash equivalents	2,586	(5,546)	(30,975)	3,518
Cash and cash equivalents, beginning of period	16,135	55,242	49,696	46,178

Cash and cash equivalents, end of period	$18,721	$49,696	$18,721	$49,696